Exhibit 99.1

WARNER MUSIC GROUP COMPLETES ACQUISITION OF PARLOPHONE LABEL GROUP

New York, 1st July 2013 – Warner Music Group Corp. (WMG), an Access Industries company, announced today that it has completed its acquisition of Parlophone Label Group (PLG) from Universal Music Group (UMG), a subsidiary of Vivendi.

In addition to the historic Parlophone label, PLG includes the Chrysalis/Ensign labels in the United Kingdom, EMI Classics and Virgin Classics and the EMI operating companies in Belgium, Czech Republic, Denmark, France, Norway, Poland, Portugal, Slovakia, Spain and Sweden.

The transaction brings these important and influential companies together with WMG’s own iconic labels including Atlantic, Asylum, Big Beat, East West, Elektra, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Warner Bros., Word and WMG’s own network of local affiliates and licensees in over 50 territories worldwide, as well as Warner/Chappell Music, one of the world’s leading music publishers.

Len Blavatnik, Chairman and founder of Access Industries, said, “This is a defining moment for Warner Music, which is strengthened today by the addition of PLG’s acclaimed roster, renowned catalog and gifted executives. This acquisition further cements Warner Music’s place as the world’s best home for extraordinary artists.”

Stephen Cooper, CEO, Warner Music Group, said, “We are delighted to officially welcome PLG’s legendary roster and dynamic team to the Warner Music family. This acquisition unites two companies synonymous with incredible music, pioneering labels and artists that have shaped genres and defined generations. By staying true to our shared values, leveraging our complementary strengths and investing in growth, we will build on that remarkable legacy to set new standards in artist development and drive industry-leading innovation. Above all, this historic deal will create global opportunities for great music talent.”

PLG, formerly a part of EMI Music, includes a broad range of some of the world’s best-known recordings and classic and contemporary artists spanning a wide array of musical genres. PLG’s artist roster and catalog of recordings includes, among many others, Coldplay, Tinie Tempah, Eliza Doolittle, Pet Shop Boys, Kylie Minogue, Danger Mouse, David Guetta, Pablo Alborán, M. Pokora, Raphael, Mariza, David Bowie, Radiohead, Tina Turner, Iron Maiden, Pink Floyd, Duran Duran, Jethro Tull, Blur, Kate Bush, Daft Punk, Edith Piaf, Itzhak Perlman and Maria Callas.

On February 6, 2013, WMG signed a definitive agreement to acquire PLG from UMG for £487 million in an all-cash transaction.

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About Warner Music Group:

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, East West, Elektra, Fueled By Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word, as well as Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.